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                                                                   EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of FPA Medical Management, Inc. on Form S-4 of the report of Stevenson, Jones, Imig, Holmaas & Kleinhans, P.C. dated, April 27, 1994 on the financial statements of Thomas-Davis Medical Centers, P.C. as of December 31, 1993 and for the year then ended, appearing in this Proxy Statement/Prospectus, which is part of such Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

                                          Stevenson, Jones & Holmaas, P.C.

Tucson, Arizona
October 1, 1996